Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

FIRST AMENDMENT AND JOINDER

TO

LOAN AND SECURITY AGREEMENT

This First Amendment and Joinder to Loan and Security Agreement (this “First Amendment and Joinder”), dated as of October 11, 2013, is executed and delivered by VET THERAPEUTICS, INC., a Delaware corporation (“New Borrower”), ARATANA THERAPEUTICS, INC. (“Borrower”), and SQUARE 1 BANK (“Bank”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 4, 2013 (as amended from time to time, the “Original Loan Agreement”).

b. From and after the date hereof (the “Effective Date”), New Borrower, Borrower, and Bank desire to amend and supplement the terms and provisions of the Original Loan Agreement as provided herein, and the Original Loan Agreement as supplemented by this First Amendment and Joinder, and as may be hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

c. Bank desires that New Borrower execute this First Amendment and Joinder for the purpose of acknowledging that it is and shall be a Borrower under the Loan Agreement and the other Loan Documents.

d. New Borrower has read and approved the Loan Documents and has asked Bank to agree to allow New Borrower to become a party to the Loan Documents in order to facilitate its ability to continue to operate its business by achieving a stronger financial base for itself and its affiliated companies.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1. Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2. Joinder and Assumption. From and after the Effective Date, New Borrower hereby absolutely and unconditionally:

(a) (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement (in the manner set forth in Section 5 of this First Amendment and Joinder) and the other Loan Documents with respect to New Borrower; and

(b) collaterally assigns and transfers to Bank, and hereby grants to Bank, a continuing security interest in all of New Borrower’s now owned and existing and hereafter acquired and

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

arising assets and Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations. New Borrower hereby authorizes Bank to file at any time uniform commercial code financing statements in such jurisdictions and offices as Bank deems necessary in connection with the perfection of a security interest in all of New Borrower’s now owned or hereafter arising or acquired assets and property, including, without limitation, accounts receivable, deposit accounts, equipment, general intangibles, inventory, and any and all other personal property of New Borrower, and all products, substitutions, replacements, and proceeds of such property and assets. New Borrower has read the Loan Agreement and affirmatively grants to Bank all rights to New Borrower’s assets as set forth in said Loan Agreement and the Loan Documents.

From and after the Effective Date, any reference to the term “Borrower” in the Loan Agreement shall also include New Borrower. Except as expressly provided herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

3. Amendments to Loan Agreement.

(a) Section 2.1(b) of the Loan Agreement is hereby amended and restated, as follows:

(b) Term Loans

(i) Bank has heretofore made a term loan to Borrower in an amount equal to $5,000,000 (the “Tranche A Term Loan”). The proceeds of the Tranche A Term Loan shall be used to supplement the growth capital needs of Borrower and for general corporate purposes and working capital needs. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrower in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) (each a “Tranche B Term Loan” and collectively the “Tranche B Term Loans”, and together with the Tranche A Term Loan, each a “Term Loan” and collectively the “Term Loans”). Borrower may request Tranche B Term Loans at any time from October 11, 2013 through the Availability End Date. The proceeds of Tranche B Term Loans shall be used to finance Borrower’s acquisition of Vet Therapeutics, Inc., a Delaware corporation.

(ii) Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and prior to the Availability End Date shall be payable monthly in arrears beginning on the first date of the month next following the date such Term Loan was funded, and continuing on the same day of each month thereafter. Any Term Loans that are outstanding on the Availability End Date shall be payable in 24 equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2014 and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrower may prepay any Term Loans without penalty or premium.

(iii) When Borrower desires to obtain a Tranche B Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the Business Day prior to the date on which the Term Loan is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by an Authorized Officer.

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

(b) Section 2.5(c) of the Loan Agreement is hereby amended and restated, as follows:

(c) Success Fee. Immediately upon consummation of an Acquisition, (i) if Bank has advanced at least $5,000,000 of the Tranche B Term Loans, Borrower shall pay a success fee to Bank of $250,000 and (ii) if Bank has not advanced at least $5,000,000 of the Tranche B Term Loans, Borrower shall pay a success fee to Bank of $125,000.

(c) Section 5.10 of the Loan Agreement is hereby amended and restated, as follows:

5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except (i) Aratana Therapeutics, Inc. owns 100 percent of the stock of Vet Therapeutics, Inc. and (ii) Permitted Investments.

(d) Section 6.7(b) of the Loan Agreement is hereby amended and restated, as follows:

(b) Liquidity Ratio. Beginning January 1, 2014, a Liquidity Ratio of at least 1.00:1.00; provided, however, that if Bank receives evidence in form and substance satisfactory to it that Borrower has two products that have received either (i) FDA approval or (ii) a USDA Biologic License, the required Liquidity Ratio shall be lowered to 0.50:1.00.

(e) Section 7.4 of the Loan Agreement is hereby amended and restated, as follows:

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except (i) Indebtedness to Bank, (ii) as permitted under any subordination agreement in connection with Subordinated Debt, or (iii) payments pursuant to the Seller’s Note.

(f) A new Article 13 is hereby added to the Loan Agreement, as follows:

13. CO-BORROWER PROVISIONS.

13.1 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, such Borrower and each other Borrower, including without limitation Loan Advance / Paydown Request Forms, Borrowing Base Certificates and Compliance Certificates.

13.2 Enforcement of Rights. Each Borrower is jointly and severally liable for the Obligations, and Bank may proceed against any Borrower to enforce the Obligations without waiving its right to proceed against any other Borrower.

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

13.3 Borrowers as Agents. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of each Borrower, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of a Borrower.

13.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 13.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 13.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

13.5 Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

13.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under any statutory or common law suretyship defenses or marshalling rights, now and hereafter in effect.

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

13.7 Right to Settle, Release.

(a) The liability of each Borrower hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b) Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

13.8 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

(g) The following definitions in Exhibit A to the Loan Agreement are hereby amended and restated, as follows:

“Cash Burn” means an amount equal to the prior period’s Cash minus the current period’s ending Cash that has been adjusted for any changes to Cash as a result of borrowings and repayments of borrowings, proceeds from the sale of equity and the exercise of stock options or warrants, paid-in-capital and minority interest, and capital expenditures financed under a capital lease. Notwithstanding the foregoing, the calculation of Cash Burn shall exclude the cash outflow for Borrower’s acquisition of Vet Therapeutics, Inc. to the extent that such cash outflow is offset by concurrent cash inflows from the issuance of Borrower’s equity securities.

“Collateral States” means the states where the Collateral is located, which are California and Kansas.

(h) The following new clause (g) is hereby added to the definition of “Permitted Indebtedness” in Exhibit A to the Loan Agreement:

(g) The Seller’s Note.

(i) The following new clause (m) is hereby added to the definition of “Permitted Investment” in Exhibit A to the Loan Agreement:

(m) Investments by Aratana Therapeutics, Inc. in Vet Therapeutics, Inc.

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

(j) The following new definition is hereby added in alphabetical order to Exhibit A to the Loan Agreement:

“Seller’s Note” means that certain Promissory Note, dated October 15, 2013, issued by Vet Therapeutics, Inc. to Jeffrey Miles, on behalf of the Company Stockholders as the Stockholders’ Representative (as each is defined in the Seller’s Note).

(k) Exhibit B-1 is hereby added to the Loan Agreement in the form attached hereto as Appendix I.

(l) Exhibit E to the Loan Agreement is hereby supplemented with respect to New Borrower pursuant to the attached Appendix II.

4. Consent to Acquisition. Borrower has informed Bank that Borrower wishes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which New Borrower will become a wholly owned subsidiary of Borrower (the “New Borrower Acquisition”). Bank hereby consents to the New Borrower Acquisition, subject to the conditions that (i) Bank has been provided with a copy of the final Merger Agreement, along with all accompanying exhibits and schedules, and approved the terms and conditions of the New Borrower Acquisition, (ii) Bank has confirmed, to its satisfaction, that there are no security interests, liens, or other encumbrances of record on any of New Borrower’s assets, and (iii) Borrower and New Borrower execute this First Amendment and Joinder simultaneously with the closing of the New Borrower Acquisition.

5. Representations and Warranties. New Borrower hereby represents and warrants to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this First Amendment and Joinder is the legally valid and binding obligation of New Borrower, enforceable against New Borrower in accordance with its terms, and (b) except as otherwise set forth below, each of the representations and warranties contained in the Original Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all respects to the extent required under the Original Loan Agreement.

6. Successors and Assigns. This First Amendment and Joinder shall be binding upon New Borrower, Borrower, and Bank and Bank’s successors and assigns, and shall inure to the benefit of New Borrower, Borrower, Bank and Bank’s successors and assigns. No other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this First Amendment and Joinder. New Borrower may not assign or transfer any of its rights or obligations under this First Amendment and Joinder without the prior written consent of Bank.

7. Severability; Construction. Wherever possible, each provision of this First Amendment and Joinder shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this First Amendment and Joinder shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment and Joinder. All obligations of Borrower and New Borrower and rights of Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.

8. Counterparts; Facsimile and other Electronic Transmission. This First Amendment and Joinder may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Amendment and Joinder. Receipt of an executed signature page to this First Amendment and Joinder by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed First Amendment and Joinder maintained by Bank shall be deemed to be originals.

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

9. GOVERNING LAW. THIS FIRST AMENDMENT AND JOINDER SHALL BE A CONTRACT MADE UNDER AND BE CONSTRUED, ENFORCED AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

10. WAIVER OF JURY TRIAL. BANK, NEW BORROWER, AND BORROWER EACH WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS FIRST AMENDMENT AND JOINDER OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. ALL DISPUTES, CONTROVERSIES, CLAIMS, ACTIONS AND SIMILAR PROCEEDINGS ARISING WITH RESPECT TO BORROWER’S OR NEW BORROWER’S ACCOUNTS OR ANY RELATED AGREEMENT OR TRANSACTION SHALL BE BROUGHT IN THE GENERAL COURT OF JUSTICE OF NORTH CAROLINA SITTING IN DURHAM COUNTY, NORTH CAROLINA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, EXCEPT AS PROVIDED BELOW WITH RESPECT TO ARBITRATION OF SUCH MATTERS. IF THE JURY WAIVER SET FORTH IN THIS SECTION IS NOT ENFORCEABLE, THEN ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT AND JOINDER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN WILL BE FINALLY SETTLED BY BINDING ARBITRATION IN DURHAM COUNTY, NORTH CAROLINA IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR APPOINTED IN ACCORDANCE WITH SAID RULES. THE ARBITRATOR SHALL APPLY NORTH CAROLINA LAW TO THE RESOLUTION OF ANY DISPUTE, WITHOUT REFERENCE TO RULES OF CONFLICTS OF LAW OR RULES OF STATUTORY ARBITRATION. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR PRELIMINARY OR INTERIM EQUITABLE RELIEF, OR TO COMPEL ARBITRATION IN ACCORDANCE WITH THIS PARAGRAPH. THE EXPENSES OF THE ARBITRATION, INCLUDING THE ARBITRATOR’S FEES, REASONABLE ATTORNEYS’ FEES AND EXPERT WITNESS FEES, INCURRED BY THE PARTIES TO THE ARBITRATION, MAY BE AWARDED TO THE PREVAILING PARTY, IN THE DISCRETION OF THE ARBITRATOR, OR MAY BE APPORTIONED BETWEEN THE PARTIES IN ANY MANNER DEEMED APPROPRIATE BY THE ARBITRATOR. UNLESS AND UNTIL THE ARBITRATOR DECIDES THAT ONE PARTY IS TO PAY FOR ALL (OR A SHARE) OF SUCH EXPENSES, THE PARTIES SHALL SHARE EQUALLY IN THE PAYMENT OF THE ARBITRATOR’S FEES AS AND WHEN BILLED BY THE ARBITRATOR.

11. Conditions Precedent to Effectiveness of First Amendment and Joinder. The agreement of Bank to enter into this First Amendment and Joinder on the date hereof is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, each the following items and completed each of the following requirements:

(c) this First Amendment and Joinder, duly executed by New Borrower and Borrower;

(d) all conditions precedent to the consummation of the acquisition of New Borrower by Borrower and any related transactions, each as specified in the Merger Agreement, have been satisfied or will be satisfied simultaneously with the initial funding of Tranche B Term Loans, in each case as determined by Bank in Bank’s sole discretion;

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

(e) an officer’s certificate of each of Borrower and New Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this First Amendment and Joinder;

(f) a financing statement (Form UCC-1) with respect to New Borrower;

(g) payment of a $10,000 facility fee, which may be debited from any of Borrower’s or New Borrower’s accounts with Bank;

(h) payment of the fees and Bank Expenses in connection with the documentation of this First Amendment and Joinder and any other related documentation, which may be debited from any of Borrower’s or New Borrower’s accounts with Bank;

(i) current SOS Reports indicating that, as to New Borrower, except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(j) a Borrower Information Certificate from New Borrower; and

(k) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12. Notices. The address for notices to be sent to Bank and for the payment of all sums due under the Loan Agreement is correctly set forth therein, and Bank confirms said address is:

Square 1 Bank

406 Blackwell Street, Suite 240

Durham, NC 27701

Attn: Loan Operations Manager

FAX: 919-314-3080

For purposes hereof, the address for notices to be sent to New Borrower is:

Vet Therapeutics, Inc.

1901 Olathe Blvd.

Kansas City, Kansas 66103

Attn: Louise Mawhinney

FAX: (913) 904-9641

13. Effectiveness of Joinder. Notwithstanding anything to the contrary in this First Amendment and Joinder, Bank, New Borrower, and Borrower hereby agree that New Borrower will be deemed to have entered into this First Amendment and Joinder simultaneously with consummation of the New Borrower Acquisition.

[Signature Page Follows]

Aratana Therapeutics – First Amendment and Joinder to Loan and Security Agreement

IN WITNESS WHEREOF, the undersigned have caused this First Amendment and Joinder to Loan and Security Agreement to be duly executed and delivered as of the date first above written.

NEW BORROWER:

VET THERAPEUTICS, INC.

By:	/s/ Steven St. Peter
Name:	Steven St. Peter
Title:	President

BANK:

SQUARE 1 BANK

By:	/s/ Zach Robbins
Name:	Zach Robbins
Title:	AVP

Acknowledged and Agreed:

BORROWER:

ARATANA THERAPEUTICS, INC.

By:	/s/ Steven St. Peter
Name:	Steven St. Peter
Title:	President & CEO

[Signature Page to First Amendment and Joinder to Loan and Security Agreement]

APPENDIX I

DEBTOR:	VET THERAPEUTICS, INC.

SECURED PARTY:	SQUARE 1 BANK

EXHIBIT B-1

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles, domain names and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

Notwithstanding the foregoing, the Collateral shall not include any of the intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of October 11, 2013, include the Intellectual Property to the extent and only to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, and further provided, however, that Bank’s enforcement rights with respect to any security interest in the Intellectual Property shall be absolutely limited to the Rights to Payment only, and Bank shall have no recourse whatsoever with respect to the underlying Intellectual Property.

APPENDIX II

EXHIBIT E

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Exhibit A) –

The Seller’s Note.

Permitted Investments (Exhibit A) – None.

Permitted Liens (Exhibit A) – None.

Intellectual Property (Section 5.4) –

See attached.

Prior Names (Section 5.5) – None.

Litigation (Section 5.6) – None.

Inbound Licenses (Section 5.12) –

Exclusive Commercial License Agreement by and between [***] and Vet Therapeutics, Inc., dated November 28, 2012, including the Side Letter by and between [***] and Vet Therapeutics, Inc., November 21, 2012.

Commercial License Agreement by and between Crucell Holland B.V. and Vet Therapeutics, Inc., dated April 2, 2013.

Collaboration Agreement by and between Inverness Medical Innovations, Inc. and Vet Therapeutics, Inc., dated April 2, 2009.

*	Confidential Treatment Requested

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